UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2007

TORTUGA MEXICAN IMPORTS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-102945
(Commission File Number)

98-0379431
(IRS Employer Identification No.)

Suite 219 - 10654 82nd Avenue, Edmonton, Alberta T6E 2A7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 780-710-9840

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 9, 2007, our Board of Directors approved a nine (9) for one (1) forward stock split of our authorized, issued and outstanding shares of common stock. We amended our Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State wherein we stated that our Corporation will issue nine (9) shares for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the forward stock split. The change in our Articles of Incorporation was effected with the Nevada Secretary of State on March 1, 2007. As a result, our authorized capital has increased from 25,000,000 to 225,000,000 shares of common stock with a par value of $0.001 each. We will issue nine (9) shares of common stock in exchange for every one (1) share of common stock issued and outstanding. This will increase our issued and outstanding share capital from 2,790,050 shares of common stock to 25,110,450 shares of common stock. The forward stock split is expected to become effective with NASDAQ's Over-the-Counter Bulletin Board at the opening for trading on April 9, 2007 under the existing stock trading symbol, "TTGX".

Item 9.01 Financial Statements and Exhibits.

3.1 Certificate of Change Pursuant to NRS 78.209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2007

TORTUGA MEXICAN IMPORTS INC.

/s/ Vanessa Avila
Vanessa Avila,
President, Secretary & Director